As filed with the Securities and Exchange Commission on July 25, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

mobile mini, inc.

(Exact name of Registrant as specified in its charter)

Delaware	86-0748362

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283
(480) 894-6311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mobile Mini, Inc. Amended and Restated
1999 Stock Option Plan
(Full title of the plan)

Lawrence Trachtenberg
Executive Vice President
7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283
(480) 894-6311
(Name, address including zip code, and telephone number,
including area code, of agent for service)

with copies to
Joseph P. Richardson, Esq.
Jun Li, Esq.
Bryan Cave LLP
Two North Central Avenue, Suite 2200
Phoenix, Arizona 85004
Telephone: (602) 364-7000
Fax: (602) 364-7070

CALCULATION OF REGISTRATION FEE

Title Of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
To Be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock, par value $.01 per share	1,000,000 shares	$15.11	$15,110,000	$1,222.40

(1)	Plus such additional indeterminate number of shares as may be issuable pursuant to the adjustment provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average if the high and low prices for shares of Common Stock on July 22, 2003.

Item 8.Exhibits.
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1

Statement Under General Instruction E — Registration of Additional Securities

     Mobile Mini, Inc. (the “Registrant”) previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on August 17, 2000 (SEC File No. 333-43954) (the “Original Filing”). The Original Filing was filed in connection with, among other things, the Registrant’s Amended and Restated 1999 Stock Option Plan, as amended (the “Plan”). This Registration Statement registers additional shares of the Registrant’s Common Shares to be issued pursuant to the Plan. The contents of the Original Filing, including periodic reports that the Registrant filed, or that it will file, after the Original Filing to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 8.Exhibits.

Exhibit Number	Description

4.1*	Amended and Restated 1999 Stock Option Plan, as amended through July 25, 2003

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature pages of this Registration Statement)

* Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed with the Commission on April 11, 2003, under cover of Schedule 14A.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 25th day of July, 2003.

MOBILE MINI, INC.

By:	/s/ Steven G. Bunger

Steven G. Bunger, President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence Trachtenberg and Steven G. Bunger and any of them (with full power to each of them to act alone), as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such persons as attorneys-in-fact to sign on his or her behalf amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Steven G. Bunger Steven G. Bunger	President, Chief Executive Officer and Director (principal executive officer)	July 25, 2003

/s/ Lawrence Trachtenberg Lawrence Trachtenberg	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	July 25, 2003

/s/ Deborah K. Keeley Deborah K. Keeley	Vice President and Controller (principal accounting officer)	July 25, 2003

/s/ Carolyn A. Clawson Carolyn A. Clawson	Director	July 25, 2003

/s/ Thomas Graunke Thomas Graunke	Director	July 25, 2003

/s/ Ronald J. Marusiak Ronald J. Marusiak	Director	July 25, 2003

/s/ Stephen A McConnell Stephen A McConnell	Director	July 25, 2003

/s/ Michael L. Watts Michael L. Watts	Director	July 25, 2003

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Exhibit Index

Exhibit Number	Description

4.1*	Amended and Restated 1999 Stock Option Plan, as amended through July 25, 2003
5.1	Opinion of Bryan Cave LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature pages of this Registration Statement)

* Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed with the Commission on April 11, 2003, under cover of Schedule 14A.

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